Exhibit 10.17
FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT
This First Amendment (the “Amendment”) to the Amended and Restated Employment Agreement effective December 29, 2017 (the “Employment Agreement”)(the “Agreement”) by and between Everi Payments Inc., a Delaware corporation (the “Company”) and wholly owned subsidiary of Everi Holdings Inc., a Delaware corporation (“Everi Holdings”), and Harper H. Ko (the “Executive”) is made as of April 1, 2020 (the “Effective Date”).
R E C I T A L S
A.The Company desires to amend the Agreement on the terms and conditions set forth in this Amendment and Executive is willing to continue employment on the terms and conditions set forth in this Amendment.

B.The Company and Executive (together, the “Parties”) wish to enter into the Amendment.

AMENDMENT

NOW, THEREFORE, based on the foregoing recitals and in consideration of the commitments set forth below, the Parties agree as follows:

1. Definitions and Interpretation. Except as otherwise provided herein, capitalized terms used in this Amendment shall have the definitions set forth in the Agreement amended hereby.

2.Terms of the Agreement. Except as expressly modified hereby, all terms, conditions and provisions of the Agreement shall continue in full force and effect.

3.Conflicting Terms. In the event of any inconsistency or conflict between the Agreement and this Amendment, or the applicable form of agreement of any Equity Awards, including the Restricted Stock Agreement, and this Amendment, the terms and conditions of this Amendment shall govern and control.
4.Entire Agreement. This Amendment and the Agreement constitute the entire and exclusive agreement between the Parties with respect to the subject matter hereof. All previous discussions and agreements with respect to the subject matter are superseded by the Agreement and this Amendment. This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

5.Amendments.

a.Section 2.5: The phrase “in a quantity and” is hereby deleted and the phrase “and Chief Operating Officer” hereby is inserted in their entirety into the first sentence of Section 2.5, such that the amended sentence reads as follows:
“Executive will be eligible to receive restricted stock, restricted stock units, performance awards, stock options or other equity awards with a frequency substantially similar to those regularly awarded to other members of the Company’s senior executive management, other than the Chief

Executive Officer and or Chief Operating Officer, (each, an “Equity Award”) under the applicable equity incentive plan of Everi Holdings as then in effect (the “Plan”), as determined by the Compensation Committee.”

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first set forth above.

EVERI PAYMENTS INC.		EXECUTIVE

By:	/s/ Michael D. Rumbolz	/s/ Harper H. Ko
	Michael D. Rumbolz	Harper H. Ko
Chief Executive Officer